Exhibit 10.9


                                LICENSE AGREEMENT

THIS LICENSE AGREEMENT is made as of the 23rd day of November 1998.

BETWEEN:

         INFORMATION HIGHWAY, INC.,
         of #185, 10751 Shellbridge Way
         Richmond, B.C. V6X2W8

         (hereinafter referred to as "IHI")

                                                               OF THE FIRST PART

AND:

         MEDIACOMM BROADCASTING SYSTEMS, INC.
         of 925 W. Kenyon Ave., #15
         Englewood, CO 80110

         (hereinafter referred to as "MediaComm")

                                                              OF THE SECOND PART

WHEREAS:


A. IHI is in the business of providing online systems operations services comprised generally of loading, storing and retrieving data and making the stored data available through the Internet to online users;

B. IHI has developed and owns all rights to market and license the IHI Gateway (as hereinafter defined);

C. MediaComm desires to acquire the License (as hereinafter defined) to incorporate customized versions of the IHI Gateway on its ISP Websites, subject to the terms and conditions herein;

D.   IHI is willing to grant the License to MediaComm;

NOW THEREFORE, in view of the premises and in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto do hereby covenant and agree as follows:

DEFINITIONS

1.   As used herein, the following terms shall have the following meanings:



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     (a)  "Agreement" shall mean this License Agreement and all other documents which are made a part thereof;

     (b)  "Dollar" or "$" shall mean United States dollars;

     (c) "Effective Date" shall mean the date of execution of this Agreement by both parties hereto;

     (d) "IHI Gateway" shall mean an Internet Worldwide Website operated as a Web Portal and developed and maintained by IHI in a format similar to the Website currently with a universal resource locator of toronto.theexecutive.com or any updated or expanded variation thereof;

     (e) "ISP" shall mean an Internet Service Provider or an association or bank or any commercial customer with a potential of more than 250 customers;

     (f) "Intellectual Property Rights" shall mean, with respect to any data, device, or other asset of any kind, all copyright, patent, trade secret, moral, termination, authorship and other proprietary rights relating to any such data, device, object code, source code or other asset including, without limitation, all rights necessary for the worldwide development, manufacture, modification, enhancement, sale, licensing, use, reproduction, publishing and display of such data, device, object code, source code or other asset;

     (g) "License" shall mean the non-transferable and non-exclusive right and license to incorporate a version of an IHI Gateway to MediaComm customers or the customers of ISP's owned or licensed to MediaComm worldwide, at the sole discretion of IHI, which customized version will be accessed by users of MediaComm and its ISP Internet sites;

     (h) "Maintenance Fee" shall mean a monthly fee of Three Hundred Dollars ($300.00) per month; and

     (i) "Revenue" shall mean all revenue generated by the IHI Gateways, after payment of any License Fees, Maintenance Fees or set-up fees payable hereunder, and less any user fees payable by customers of MediaComm and/or its ISP's.

GRANTING OF LICENSE

2. IHI hereby grants the License to MediaComm on the terms and conditions set out herein for an initial term of two years (the "Initial Term") from the Effective Date. MediaComm will not use nor permit the use of the IHI Gateway for any purpose other than that expressly authorized under this Agreement. The License does not relate to the licensing by IHI of its software or other technology for use or access by MediaComm or any third party other than the right to access, market and distribute the IHI Gateway.

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3.   IHI reserves the right to decline the Licensing of the IHI Gateway to any
     ISP of MediaComm outside North America if the granting of the License would create an unreasonable amount of time and effort by IHI in setting up the IHI Gateway because of language or cultural differences.

RENEWAL OF LICENSE

4. After the expiry of the Initial Term of the License, the License may be renewed for successive two year terms, provided that the parties hereto mutually agree in writing to extend the term of the License.

SET UP FEE

5. In consideration for the creation, design and set up of the IHI Gateway for each new ISP of MediaComm, MediaComm agrees to pay to IHI a set-up fee of Two Thousand Five Hundred Dollars ($2,500.00), which fee shall be payable as follows:

     (a) the sum of One Thousand Two Hundred and Fifty Dollars ($1,250.00) in advance; and

     (b) the balance of One Thousand Two Hundred and Fifty Dollars ($1,250.00) within thirty (30) days after the set up has been completed and activated.

6. In the event that any new ISP requires unusual or extra options than those provided on the IHI Gateway at the time of set up and the time required for set up exceeds 32 hours, MediaComm agrees to pay to IHI an hourly fee of $100.00 per hour thereafter.

MONTHLY MAINTENANCE FEE

7. IHI will maintain and update on a daily basis the IHI Gateway for each ISP. In consideration therefor, MediaComm agrees to pay the Maintenance Fee to IHI for each ISP, which Maintenance Fee is due and payable within five days of the end of each month.

8. IHI may waive, in its sole discretion, the Maintenance Fee for any ISP that has more than Two Thousand Five Hundred (2,500) paying subscribers to the IHI Gateway.

TECHNICAL SUPPORT FEE

9. IHI shall provide technical support to each ISP of MediaComm and all their customers, in consideration for which MediaComm agrees to pay a monthly technical support fee to IHI at a rate of Two Dollars ($2.00) per user of each ISP, which technical support fee is due and payable within five days of the end of each month.

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REVENUE

10. Any and all Revenue generated by the IHI Gateways, whether by way of banners, advertising or otherwise shall be for the sole and exclusive benefit of IHI.

ADVERTISING

11. MediaComm shall be entitled to the exclusive use of the header space/ad banner on its customized website for the purposes of advertising, all of which revenues shall be for the sole and exclusive benefit of MediaComm, unless MediaComm request that IHI make arrangements for an advertiser, in which case 50% of the revenues shall be for the benefit of MediaComm and the balance of 50% of the revenues shall be for the benefit of IHI.

EXPENSES

12. Except as otherwise specifically provided in this Agreement, each party shall be solely responsible for any expenses incurred by it in the performance of its obligations pursuant to this Agreement.

AVAILABILITY OF IHI GATEWAY

13. The IHI Gateway shall be available to users 24 hours per day, 365 days per year, except for routine maintenance, communication interruptions beyond the control of IHI, and unscheduled downtime.

OWNERSHIP OF IHI GATEWAY

14. MediaComm acknowledges that IHI owns all right, title and interest in and to material that is included in the IHI Gateway. Except as expressly provided in this Agreement, MediaComm shall not sell, transfer, publish, disclose, display, license or otherwise make available to others any part of the IHI Gateway. All Intellectual Property Rights and all other property rights of any nature in the IHI Gateway are, shall be and shall remain with IHI. IHI shall have all authorship rights in the IHI Gateway. The IHI Gateway is and shall remain the sole and exclusive property of IHI, with IHI having the right to obtain and hold in its name, patents, copyright registrations or trademark or service mark registrations or such other protection as may be appropriate to the subject matter, and any extensions and renewals thereof.

REPRESENTATIONS AND WARRANTIES OF IHI

15.  IHI hereby represents and warrants to MediaComm, that:

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     (a)  IHI has the full right and power to grant the License in the manner set forth herein; and

     (b) there are no outstanding agreements, assignments or encumbrances inconsistent with the terms hereof.

INDEMNIFICATION

16. MediaComm shall indemnify and hold IHI harmless of nay claims in any way connected with MediaComm's use of the IHI Gateway or for any loss or damage arising out of the use and/or incorporation of the IHI Gateway in any MediaComm Website or Website of MediaComm's ISP's. MediaComm agrees not to bring suit against IHI, or its employees or agents and not to co-operate in any way with a third party to bring suit against IHI, or its employees or agents, based on any kind of copyright infringement relating to the IHI Gateway.

DISCLAIMER

17. IHI makes no warranty or representation to MediaComm or to any third party as to the performance or operation of IHI's computer and related hardware, hardware configurations, operations systems and related firmware, the database content of the IHI Gateway or related products or services, any implied warranties (including without limitation the implied warranties of merchantability, fitness for a particular purpose and good and workmanlike manner) are hereby excluded. Both parties agree that IHI's liability (under breach of contract, negligence, strict liability or otherwise), if any, for any damages relating to any such product, service (or the malfunction thereof) or this Agreement shall be limited to the lesser of (at IHI's sole discretion);

     (a) the actual amounts received by IHI for such product or service during the three month period preceding the event causing such damages, or

     (b)  the cost of repair,

     and will in no event include consequential, incidental, indirect, special or other damages of any kind, including loss of profits, even if IHI has been advised of the likelihood of the occurrence of such damages. In no event shall IHI be liable to MediaComm, users of the IHI gateway or any third party for any damages resulting from the content or nature of the information and data contained on the IHI Gateway, or the results of any search therefor. IHI may cause to be placed on the IHI Gateway any disclaimers of warranties and liabilities it deems reasonable for its or MediaComm's protection. There are no third party beneficiaries to this Agreement.

TERMINATION


18. Unless terminated sooner as provided herein, this Agreement shall remain in force for an initial term of two years from the Effective Data and can be renewed for successive two year terms as set out in Section 4 herein.

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19.  Either party shall have the right to terminate this Agreement upon a breach by the other party of any one of its obligations or covenants contained herein and upon not less than ninety days prior written notice to the other party specifying the nature of such breach, and a failure to remedy such breach within such ninety days after receiving such written notification, this Agreement shall then terminate at the close of business ninety days after such notice or on the latter day specified in such notice.

20. IHI shall have the right, at its sole discretion, to terminate this Agreement in the event that the License Fees are not paid within Ninety
     (90) days of invoicing by IHI.

21. IHI or MediaComm shall have the right to terminate this Agreement forthwith if the other shall sell its business and/or the bulk of its assets related thereto, or if a substantial change of control of either shall occur, by giving written notice after receiving notice of said sale or change or notice of an irrevocable intention to make such a sale or change.

22. The expiration, non-renewal or termination in accordance with this Agreement by either party for any reason shall not give rise to any liability on the part of the terminating party for compensation, reimbursement or damages on account of the loss of prospective profits or anticipated sales or on account of expenditures, investments, leases, property improvements or commitments in connection therewith, or otherwise, and such expiration, non-renewal or termination shall not affect the liability of one party to the other on account of business previously consummated hereunder and final settlement thereof shall be on the same basis as if this Agreement were continuing.

RELATIONSHIP OF THE PARTIES

23. Nothing in this Agreement shall be construed to created any franchise, joint venture, trust or commercial partnership or any other partnership between the parties hereto for any purpose whatsoever.

SUCCESSORS AND ASSIGNABILITY

24. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors.

25. MediaComm shall not assign, sublicense or otherwise grant to a third party the License or any rights thereunder or under this Agreement without prior written authorization from IHI.

SEVERABILITY

26. If any provision of this Agreement is held by a competent court to be invalid, illegal or unenforceable for any reason or in any respect whatsoever, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. IHI and MediaComm hereby agree, however, to negotiate an equitable amendment of this Agreement if a material provision is adversely affected.

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WAIVER

27. The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the obligations of this Agreement or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Agreement or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission.

ENTIRE AGREEMENT

28. This Agreement shall constitute the entire Agreement between the parties hereto and all prior or collateral agreements, understandings or representations of any kind are hereby terminated, except that existing Confidentiality and Non-Disclosure Agreements shall remain in full force and effect and are incorporated herein by reference as if fully set forth herein.

MODIFICATION OF AGREEMENT

29. This Agreement and any modification or waiver of any provision hereof shall be binding only if set forth in writing and signed by both parties hereto and shall be effective only to the extent set forth in such modification or waiver and for the particular occasion.

NOTICE

30. Any notice required or permitted under the terms of the Agreement will be delivered in person or mailed or sent by courier service and will be deemed given when either mailed or delivered by courier service or personally delivered.

         To MediaComm:     Don Montague
                           MediaComm Broadcasting Systems, Inc.
                           925 W. Kenyon Ave., #15
                           Englewood, CO 80110

         To IHI:           John Robertson, President
                           Information Highway, Inc.
                           #185, 10751 Shellbridge Way
                           Richmond, B.C.  V6X2W8

     or such other address as either party shall give written notice to the other party.

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HEADINGS

31. Headings used herein are for convenience only and shall not be considered as part of, or affect the construction or interpretation of any provision of this Agreement.

GOVERNING LAW

32. This Agreement shall be construed, interpreted and applied in accordance with the laws of the State of Washington and the United States of America, and all matters shall be resolved solely in the United States of America.

IN WITNESS WHEREOF, the parties hereunder have executed this Agreement on the 1st day of January 1999.

INFORMATION HIGHWAY, INC.                MEDIACOMM BROADCASTING SYSTEMS, INC.

/s/ J.G. Robertson                       /s/ Don Montague
------------------------------           ---------------------------------------
Authorized Signatory                     Authorized Signatory

John G. Robertson                        Don Montague
------------------------------           ---------------------------------------
Name                                     Name

President                                President
------------------------------           ---------------------------------------
Title                                    Title